EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Creative Medical Technology Holdings, Inc. of our report dated March 16, 2021, relating to our audits of the December 31, 2020 and 2019 financial statements, incorporated by reference in the prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

November 23, 2021